Exhibit 99.3

JUNE 2020 TICKER: APEI EXCHANGE: NASDAQ

apei AMERICAN PUBLIC EDUCATION, INC.



A leading provider of higher education for adult learners, American Public Education Inc. (APEI) offers affordable, accessible, relevant and quality academic programs and services to students, universities and partner organizations through its wholly owned subsidiaries **American Public University System (APUS)** and National Education Seminars Inc., which we refer to as **Hondros College of Nursing (HCN)**.

100% APUS ALUMNI SURVEY
Respondents would recommend AMU/APU to a friend or colleague.[1]

100K+ APUS ALUMNI

6K+ HCN ALUMNI

45+ HCN RELATIONSHIPS with healthcare employers

97% APUS ALUMNI SURVEYED
Respondents indicated that APUS programs met their overall expectations.[2]

Revenue
(in thousands)

Year	Amount
2019	$286,270
2018	$297,687
2017	$299,248
2016	$313,139



Net Income Attributable to Common Stockholders
(in thousands)

Year	Amount
2019	$25,639
2018	$21,121
2017	$24,155
2016	$32,414



Net Cash Provided by Operating Activities
(in thousands)

Year	Amount
2019	$38,370
2018	$44,179
2017	$47,938
2016	$56,014



Total Assets
(in thousands)

Year	Amount
2019	$359,395
2018	$370,958
2017	$399,038
2016	$315,620



Chris Symanoskie, IRC, Vice President, Investor Relations 703-334-3880 or csymanoskie@apei.com

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

1. APUS, 2019 1-year Alumni Survey
2. APUS, 2019 End of Program Survey

American Public University System[1]

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

AMU APU

At-A-Glance[5]

- 88% of Students Are Working Adults
- Avg. Age of Students: 32 years
- Avg. Undergraduate Class Size: 19 students
- Avg. Graduate Class Size: 8 students
- Gender Diversity: 61% male / 34% female / 5% unreported
- Over 200 Degree and Certificate Programs
- 1,800 Faculty Members
- 108,700 conferred degrees and certificates

Return on Investment for Learners

APUS programs rank #93 nationally, or in the top 2%, for return on student investment.[6]

72% of AMU and APU alumni have graduated with no APUS-incurred student loan debt.[3]

Student Satisfaction

30% of APUS alumni returned for a 2nd degree[7]

48% of APUS students were referred by others[8]



Enrollment and Registrations[1]

For the three months ended June 30,	2020	2019	% Change
Net Course Registrations by New Students	12,100	9,300	30%
Net Course Registrations	89,600	75,900	18%
For the six months ended June 30,			
Net Course Registrations by New Students	22,300	19,500	14%
Net Course Registrations	174,400	160,200	9%
As of June 30,	**2020**	**2019**	**% Change**
APUS Student Enrollment[2]	83,700	80,300	4%

Registrations by Primary Funding Source

For the three months ended June 30, 2020



VA
21%
TA
44%
20%
FSA
15%
Other

Enrollment by Degree Level[5]



Master's
16%
Bachelor's
Associate's
17%
58%
9%
All Others

Enrollment by School[5]



Health Science
Security & Global Sudies
Science, Technology, Engineering & Math
13%
23%
16%
2%
24%
22%
Education
Business
Arts & Humanities

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Student Enrollment* represents the number of unique active students, including those who are currently on an approved leave of absence, who are currently in class or have completed a course within the past 12 months. Excludes students in doctoral programs. APUS Student Enrollment as of March 31, 2020, includes 1,899 students whose last 8-week course started 1/7/2019 and ended in early March 2019.
3. Includes alumni who graduated with an Associate's, Bachelor's or Master's degree from APUS as of December 31, 2019. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS.
4. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
5. As of June 30, 2020.
6. Georgetown University Center on Education and Workforce, A First Try at ROI: Ranking 4,500 Colleges, 2019.
7. Undergraduate students who completed an associate or bachelor's degree in 2018 and returned for a second degree at any level.
8. Students starting in 2019.

Hondros College of Nursing

Serving the needs of nurses and the healthcare community online and through campus locations in Cincinnati, Cleveland, Columbus, Dayton, Toledo, and Indianapolis

HONDROS COLLEGE OF NURSING

Student Enrollment[1]

For the three months ended March 31,	2020	2019	% Change
New Student Enrollment	490	315	56%
Total Student Enrollment	1,750	1,540	14%

Approximate Cost (Tuition & Fees) of Degree Completion		
Practical Nursing	$19,700	
Associate Degree in Nursing	$28,500	Alumni tuition is $24,522[2]

Enrollment by Program[3]

For the full year ended December 31, 2019



Associate's Degree in Nursing
44%
54%
Licensed Practical Nurse
2%
RN—Bachelor of Science in Nursing (Discontinued)

At-A-Glance[3]

- Avg. Age of Students: 30 years
- Gender Ratio: 93% female / 7% male
- Avg. Class Size: 15 students

Graduates[3]

- 6,000+ alumni



1. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
2. Tuition for alumni of HCN's Practical Nursing program is $23,790.
3. For the twelve months ended December 31, 2019.